Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

WEDNESDAY, AUGUST 3, 2011

STRATEGIC HOTELS & RESORTS, INC. REPORTS SECOND QUARTER 2011

FINANCIAL RESULTS

U.S. Same Store RevPAR increases 12.6 percent with EBITDA margin expansion of 390 basis points

Company raises RevPAR, EBITDA and FFO guidance

Completes comprehensive balance sheet restructuring strategy

CHICAGO – August 3, 2011 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the second quarter ended June 30, 2011.

Second Quarter Highlights

•

Net income attributable to common shareholders was $39.5 million, or $0.22 per diluted share in the second quarter of 2011, compared with a net loss attributable to common shareholders of $47.4 million, or $0.42 per diluted share, in the second quarter of 2010.

•	Comparable funds from operations (Comparable FFO) was $0.05 per diluted share compared with $0.04 per diluted share in the prior year period.

•	Comparable EBITDA was $42.5 million compared with $37.6 million in the prior year period, a 12.9 percent increase between periods.

•

United States same store revenue per available room (RevPAR) increased 12.6 percent, driven by a 4.0 percentage point increase in occupancy and a 6.5 percent increase in average daily rate (ADR), compared to the second quarter 2010. Total revenue per available room (Total RevPAR) increased 11.5 percent between periods.

•	North American same store RevPAR increased 11.5 percent, driven by a 3.9 percentage point increase in occupancy and a 5.7 percent increase in ADR. Total RevPAR increased 10.8 percent between periods.

•	Total North American RevPAR, which includes results from the recently acquired Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, increased by 11.8 percent, driven by a 3.9 percentage point increase in occupancy and a 5.9 percent increase in ADR. Total RevPAR increased 11.1 percent between periods.

•

United States same store EBITDA margins expanded 390 basis points compared to the second quarter of 2010. North American same store and Total North American EBITDA margins both expanded 360 basis points.

•

European RevPAR increased 25.9 percent (14.1 percent in constant dollars), driven by a 3.2 percentage point increase in occupancy and a 21.2 percent increase in ADR (9.8 percent increase in constant dollars) between periods. European Total RevPAR increased 22.4 percent in the second quarter over the prior year period (10.7 percent in constant dollars). The European portfolio excludes results from the Paris Marriott Champs Elysees which was sold in April 2011.

“Strategic Hotels continues to far outpace both the industry average as well as our relevant competitors in nearly all vital measures of performance. Impressive RevPAR and EBITDA performance can be attributed to the sophistication of our operational and asset management capabilities, the superior condition of our properties and the virtually zero new supply in the markets where we compete,” said Laurence Geller, Chief Executive Officer of Strategic Hotels & Resorts, Inc. “Importantly, this quarter saw the culmination of our aggressive and well-timed debt refinancing strategy. The speed and efficiency with which we were able to refinance $1.3 billion in 2011 and 2012 maturities this year is a testament to both our team as well as our reputation in the credit markets. As we look forward, we remain optimistic about the continued upswing in luxury demand and our resultant performance and are increasing guidance in our key metrics accordingly. However, the current economic uncertainty mandates careful monitoring to determine if any future changes to our forecasts are warranted.”

The company reported financial results for the six month period ending June 30, 2011 as follows:

•

Net income attributable to common shareholders was $4.1 million, or $0.02 per diluted share, compared with a net loss attributable to common shareholders of $87.7 million, or $0.94 per diluted share, for the six month period ending June 30, 2010.

•	Comparable funds from operations (Comparable FFO) was $0.03 per diluted share compared with a loss of $0.07 per diluted share in the six month period ending June 30, 2010.

•	Comparable EBITDA was $71.2 million compared with $60.2 million for the six month period ending June 30, 2010, an increase of 18.4 percent.

Second Quarter 2011 Transaction Review

•

On April 6th, the Company sold its leasehold interest in the Paris Marriott Champs Elysees hotel for €29.2 million ($41.6 million). The Company also received €10.1 million ($14.5 million) of an additional €11.6 million ($16.6 million) owed related to the release of an existing leasehold guarantee and other closing adjustments for total proceeds of €40.8 million ($58.2 million).

•	On June 9th, the Company closed on an agreement to recapitalize the Fairmont Scottsdale Princess hotel in a newly formed joint venture with Walton Street Capital, L.L.C. (Walton Street Capital). The

recapitalization included an amendment and extension of the existing CMBS first mortgage debt through December 31, 2013, with the option for a second extension through April 9, 2015 upon satisfaction of certain terms and conditions. The new joint venture retired the hotel’s $40.0 million mezzanine debt and total debt on the property was reduced from $180.0 million to $133.0 million. The Company’s total investment in the joint venture was approximately $34.9 million, which includes its pro rata share of funding for the development of a new 23,000 square foot ballroom and adjoining meeting space at the hotel. The Company and Walton Street Capital are equal partners in the joint venture, with the Company serving as the managing member and continuing to serve as the property’s asset manager.

•

On June 24th, the Company closed on the acquisition of the 49 percent interest in the InterContinental Chicago hotel previously held by an affiliate of the Government of Singapore Investment Corporation (GIC) in exchange for approximately 10.8 million shares of the Company’s common stock at an agreed upon issuance price of $6.50 per share, approximately $11.8 million of cash consideration, its pro rata share of working capital and certain reimbursements subject to post-closing adjustments.

•

On June 30th, the Company closed a new $300.0 million secured, revolving credit facility with an accordion feature allowing for additional borrowing capacity up to $400.0 million. The facility’s interest rate is based upon a leverage-based pricing grid ranging from LIBOR plus 275 basis points to LIBOR plus 375 basis points, with current pricing on any borrowings of LIBOR plus 300 basis points. The facility matures in three years with a one-year extension option available to the Company. The facility is secured by the Four Seasons Punta Mita, Marriott Lincolnshire, Ritz-Carlton Half Moon Bay and Ritz-Carlton Laguna Niguel hotels. As part of the transaction the Company repaid the $76.5 million loan previously secured by the Ritz-Carlton Half Moon Bay hotel.

Subsequent Events

•

On July 7th, the Company closed on an $85.0 million loan secured by the InterContinental Miami hotel. The loan bears interest at a floating rate of LIBOR plus 350 basis points and has a seven-year term, including extensions.

•

On July 14th, the Company closed on a $110.0 million loan secured by the Loews Santa Monica Beach hotel. The loan bears interest at a floating rate of LIBOR plus 385 basis points and has a seven-year term, including extensions.

•

On July 20th, the Company closed on a $130.0 million loan secured by the Four Seasons Washington, D.C. hotel. The loan bears interest at a floating rate of LIBOR plus 315 basis points and has a five-year term, including extensions.

•	On July 28th, the Company closed on a $145.0 million loan secured by the InterContinental Chicago hotel. The loan bears interest at a fixed rate of 5.61% and has a ten-year term.

2011 Guidance

Based on the results of the first and second quarter and current forecasts for the remainder of the year, management is raising its full year guidance range for 2011. For the year ending December 31, 2011, the

Company anticipates that Comparable EBITDA will be in the range of $145.0 million to $155.0 million and Comparable FFO in the range of $0.08 and $0.14 per fully diluted share. Management is also raising its guidance for North American same store RevPAR growth to be in the range between 8.0 percent and 9.5 percent and Total RevPAR growth to be in the range between 8.0 percent and 9.0 percent.

Portfolio Definitions

United States same store hotel comparisons for the second quarter 2011 are derived from the Company’s hotel portfolio at June 30, 2011, consisting of properties located in the United States and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 10 properties and exclude the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

North American same store hotel comparisons for the second quarter 2011 are derived from the Company’s hotel portfolio at June 30, 2011, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons contain 11 properties, including the Four Seasons Punta Mita and excludes the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels, which were acquired on March 11, 2011, and the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

Total North American hotel comparisons are derived from the Company’s hotel portfolio at June 30, 2011, consisting of properties in which operations are included in the consolidated results of the company, including the Four Seasons Jackson Hole and Four Seasons Silicon Valley hotels.

European hotel comparisons for the second quarter 2011 are derived from the Company’s European owned and leased hotel properties at June 30, 2011, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg. The Paris Marriott Champs Elysees, which was sold in the second quarter 2011, is excluded from the European portfolio comparisons.

Earnings Call

The Company will conduct its second quarter 2011 conference call for investors and other interested parties on Thursday, August 4, 2011 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 888-680-0865 (toll international: 617-213-4853) with pass code 38154474. To participate on the web cast, log on to the Company’s website at http://www.strategichotels.com or http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=176522&eventID=4099185 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning at 1:00 p.m. ET on August 4, 2011, through 11:59 p.m. ET on August 11, 2011. To access the replay, dial 888-286-8010 (toll international: 617-801-6888) with passcode 59443244. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at http://www.strategichotels.com within the second quarter information section.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: failure to complete and close on transactions in light of due diligence findings or the failure of closing conditions to be satisfied; ability to obtain, refinance or restructure debt or comply with covenants contained in the Company’s debt facilities; demand for hotel rooms in the Company’s current and proposed market areas; availability of capital; rising interest rates and operating costs; rising insurance premiums; cash available for capital expenditures; competition; economic conditions generally and in the real estate market specifically, including deterioration of economic conditions and the extent of its effect on business and leisure travel and the lodging industry; ability to dispose of existing properties in a manner consistent with the Company’s disposition strategy; risks related to natural disasters; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

The following tables reconcile projected 2011 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share (in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	($60.8)	($50.8)
Depreciation and Amortization	123.2	123.2
Interest Expense	86.8	86.8
Income Taxes	1.7	1.7
Non-controlling Interests	(0.1)	(0.1)
Adjustments from Consolidated Affiliates	(6.3)	(6.3)
Adjustments from Unconsolidated Affiliates	19.8	19.8
Preferred Shareholder Dividends	30.9	30.9
Realized Portion of Deferred Gain on Sale Leasebacks	(1.4)	(1.4)
Gain on Sale of Asset	(103.6)	(103.6)
Adjustment for Value Creation Plan	25.1	25.1
Loss on Early Extinguishment of Debt	0.9	0.9
Loss on Termination of Derivative Financial Instruments	29.2	29.2
Other Adjustments	(0.4)	(0.4)

Comparable EBITDA	$145.0	$155.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	($60.8)	($50.8)
Depreciation and Amortization	122.0	122.0
Realized Portion of Deferred Gain on Sale Leasebacks	(1.4)	(1.4)
Deferred Tax on Realized Portion of Deferred Gain	0.4	0.4
Non-controlling Interests	(0.2)	(0.2)
Adjustments from Consolidated Affiliates	(4.4)	(4.4)
Adjustments from Unconsolidated Affiliates	9.8	9.8
Gain on Sale of Asset	(103.6)	(103.6)
Adjustment for Value Creation Plan	25.1	25.1
Loss on Early Extinguishment of Debt	0.9	0.9
Loss on Termination of Derivative Financial Instruments	29.2	29.2
Other Adjustments	(2.1)	(2.1)

Comparable FFO	$14.9	$24.9
Comparable FFO per Diluted Share	$0.08	$0.14

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Rooms	$108,812	$92,789	$200,282	$173,679
Food and beverage	74,441	63,696	137,323	118,395
Other hotel operating revenue	19,948	19,423	39,921	38,523
Lease revenue	1,277	1,088	2,492	2,275

Total revenues	204,478	176,996	380,018	332,872

Operating Costs and Expenses:
Rooms	29,818	26,413	56,445	50,574
Food and beverage	50,658	43,286	96,665	83,091
Other departmental expenses	53,825	49,343	104,498	96,168
Management fees	6,550	5,924	12,324	11,596
Other hotel expenses	13,467	14,199	26,825	27,427
Lease expense	1,257	1,095	2,453	2,290
Depreciation and amortization	30,091	31,943	60,696	65,986
Corporate expenses	11,957	7,359	26,434	13,419

Total operating costs and expenses	197,623	179,562	386,340	350,551

Operating income (loss)	6,855	(2,566)	(6,322)	(17,679)
Interest expense	(25,762)	(24,864)	(45,310)	(46,370)
Interest income	51	154	83	305
Loss on early extinguishment of debt	(838)	(886)	(838)	(886)
Loss on early termination of derivative financial instruments	(29,242)	(18,263)	(29,242)	(18,263)
Equity in (losses) earnings of unconsolidated affiliates	(2,799)	459	(4,399)	(101)
Foreign currency exchange gain (loss)	147	(811)	286	(1,262)
Other income, net	436	462	4,361	694

Loss before income taxes and discontinued operations	(51,152)	(46,315)	(81,381)	(83,562)
Income tax (expense) benefit	(1,060)	(1,065)	588	(228)

Loss from continuing operations	(52,212)	(47,380)	(80,793)	(83,790)
Income from discontinued operations, net of tax	101,034	8,818	101,196	10,617

Net income (loss)	48,822	(38,562)	20,403	(73,173)
Net (income) loss attributable to the noncontrolling interests in SHR’s operating partnership	(224)	245	(86)	687
Net (income) loss attributable to the noncontrolling interests in consolidated affiliates	(1,338)	(1,371)	(743)	228

Net income (loss) attributable to SHR	47,260	(39,688)	19,574	(72,258)
Preferred shareholder dividends	(7,722)	(7,722)	(15,443)	(15,443)

Net income (loss) attributable to SHR common shareholders	$39,538	$(47,410)	$4,131	$(87,701)

Basic and Diluted Income (Loss) Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.35)	$(0.50)	$(0.58)	$(1.05)
Income from discontinued operations attributable to SHR common shareholders	0.57	0.08	0.60	0.11

Net income (loss) attributable to SHR common shareholders	$0.22	$(0.42)	$0.02	$(0.94)

Weighted average common shares outstanding	176,141	111,573	166,820	93,706

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2011	December 31, 2010
Assets
Investment in hotel properties, net	$1,721,330	$1,835,451
Goodwill	40,359	40,359
Intangible assets, net of accumulated amortization of $7,807 and $6,536	32,772	32,620
Assets held for sale	—	45,145
Investment in unconsolidated affiliates	130,040	18,024
Cash and cash equivalents	76,626	78,842
Restricted cash and cash equivalents	37,876	34,618
Accounts receivable, net of allowance for doubtful accounts of $1,563 and $1,922	51,969	35,250
Deferred financing costs, net of accumulated amortization of $5,049 and $15,756	5,642	3,322
Deferred tax assets	5,271	4,121
Other assets	24,195	34,564

Total assets	$2,126,080	$2,162,316

Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$865,010	$1,118,281
Bank credit facility	127,500	28,000
Liabilities of assets held for sale	—	93,206
Accounts payable and accrued expenses	237,383	266,773
Deferred tax liabilities	48,789	1,732
Deferred gain on sale of hotels	4,036	3,930

Total liabilities	1,282,718	1,511,922
Noncontrolling interests in SHR’s operating partnership	6,043	5,050
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value; 4,488,750 shares issued and outstanding; liquidation preference $25.00 per share and $136,065 and $131,296 in the aggregate)	108,206	108,206
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value; 4,600,000 shares issued and outstanding; liquidation preference $25.00 per share and $138,719 and $133,975 in the aggregate)	110,775	110,775
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value; 5,750,000 shares issued and outstanding; liquidation preference $25.00 per share and $173,398 and $167,469 in the aggregate)	138,940	138,940
Common shares ($0.01 par value; 250,000,000 common shares authorized; 185,616,935 and 151,305,314 common shares issued and outstanding)	1,856	1,513
Additional paid-in capital	1,710,932	1,553,286
Accumulated deficit	(1,165,720)	(1,185,294)
Accumulated other comprehensive loss	(77,848)	(107,164)

Total SHR’s shareholders’ equity	827,141	620,262
Noncontrolling interests in consolidated affiliates	10,178	25,082

Total equity	837,319	645,344

Total liabilities, noncontrolling interests and equity	$2,126,080	$2,162,316

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	June 30, 2011
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	185,617	185,617
Operating partnership units outstanding	853	853
Restricted stock units outstanding	1,270	1,270
Value Creation Plan units outstanding	1,018	1,018

Combined shares and units outstanding	188,758	188,758
Common stock price at end of period	$7.08	$7.08

Common equity capitalization	$1,336,407	$1,336,407
Preferred equity capitalization (at $25.00 face value)	370,236	370,236
Consolidated debt	992,510	992,510
Pro rata share of unconsolidated debt	212,275	—
Pro rata share of consolidated debt	(45,548)	—
Cash and cash equivalents	(76,626)	(76,626)

Total enterprise value	$2,789,254	$2,622,527

Net Debt / Total Enterprise Value	38.8%	34.9%
Preferred Equity / Total Enterprise Value	13.3%	14.1%
Common Equity / Total Enterprise Value	47.9%	51.0%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotels were sold during 2011 and 2010 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Paris Marriott Champs Elysees (Paris Marriott)	April 6, 2011	$55,280
InterContinental Prague	December 15, 2010	$3,564

The following is a summary of income from discontinued operations for the three and six months ended June 30, 2011 and 2010 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Hotel operating revenues	$938	$18,971	$9,743	$32,492

Operating costs and expenses	828	13,833	9,510	26,410
Depreciation and amortization	—	1,740	—	3,554

Total operating costs and expenses	828	15,573	9,510	29,964

Operating income	110	3,398	233	2,528

Interest expense	—	(2,152)	—	(5,338)
Interest income	—	4	—	11
Foreign currency exchange (loss) gain	(7)	6,067	51	12,586
Other income, net	—	—	326	—
Income tax expense	(20)	(348)	(379)	(407)
Gain on sale	100,951	1,849	100,965	1,237

Income from discontinued operations	$101,034	$8,818	$101,196	$10,617

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investments in the Hotel del Coronado and Fairmont Scottsdale Princess

(in thousands)

On January 9, 2006, we purchased a 45% interest in the unconsolidated affiliate that owns the Hotel del Coronado. On February 4, 2011, we completed a recapitalization of the unconsolidated affiliate. As part of the recapitalization, a new unconsolidated affiliate was formed to own the Hotel del Coronado and to invest cash in the asset. Pursuant to the terms of the recapitalization, we became a limited partner in the new unconsolidated affiliate, and our ownership interest in the Hotel del Coronado decreased from 45% to 34.3%. On June 9, 2011, we completed a recapitalization of the Fairmont Scottsdale Princess hotel. As part of the recapitalization, our ownership interest in the Fairmont Scottsdale Princess decreased from 100% to 50%. We account for these investments using the equity method of accounting.

	Three Months Ended June 30, 2011			Three Months Ended June 30, 2010
	Hotel del Coronado	Fairmont Scottsdale Princess	Total	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$32,230	$2,109	$34,339	$30,748	$—	$30,748
Property EBITDA (100%)	$10,455	$(744)	$9,711	$9,724	$—	$9,724

Equity in (losses) earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$3,586	$(372)	$3,214	$4,376	$—	$4,376
Depreciation and amortization	(1,663)	(451)	(2,114)	(1,997)	—	(1,997)
Interest expense	(2,429)	(50)	(2,479)	(1,897)	—	(1,897)
Other expenses, net	(725)	(544)	(1,269)	(85)	—	(85)
Income taxes	102	—	102	(154)	—	(154)

Equity in (losses) earnings of unconsolidated affiliates	$(1,129)	$(1,417)	$(2,546)	$243	$—	$243

EBITDA Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,129)	$(1,417)	$(2,546)	$243	$—	$243
Depreciation and amortization	1,663	451	2,114	1,997	—	1,997
Interest expense	2,429	50	2,479	1,897	—	1,897
Income taxes	(102)	—	(102)	154	—	154

EBITDA Contribution	$2,861	$(916)	$1,945	$4,291	$—	$4,291

FFO Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,129)	$(1,417)	$(2,546)	$243	$—	$243
Depreciation and amortization	1,663	451	2,114	1,997	—	1,997

FFO Contribution	$534	$(966)	$(432)	$2,240	$—	$2,240

	Six Months Ended June 30, 2011			Six Months Ended June 30, 2010
	Hotel del Coronado	Fairmont Scottsdale Princess	Total	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$60,490	$2,109	$62,599	$54,484	$—	$54,484
Property EBITDA (100%)	$17,753	$(744)	$17,009	$15,278	$—	$15,278

Equity in losses of unconsolidated affiliates (SHR ownership)
Property EBITDA	$6,192	$(372)	$5,820	$6,875	$—	$6,875
Depreciation and amortization	(3,298)	(451)	(3,749)	(3,988)	—	(3,988)
Interest expense	(4,734)	(50)	(4,784)	(3,730)	—	(3,730)
Other expenses, net	(1,464)	(544)	(2,008)	(148)	—	(148)
Income taxes	679	—	679	383	—	383

Equity in losses of unconsolidated affiliates	$(2,625)	$(1,417)	$(4,042)	$(608)	$—	$(608)

EBITDA Contribution
Equity in losses of unconsolidated affiliates	$(2,625)	$(1,417)	$(4,042)	$(608)	$—	$(608)
Depreciation and amortization	3,298	451	3,749	3,988	—	3,988
Interest expense	4,734	50	4,784	3,730	—	3,730
Income taxes	(679)	—	(679)	(383)	—	(383)

EBITDA Contribution	$4,728	$(916)	$3,812	$6,727	$—	$6,727

FFO Contribution
Equity in losses of unconsolidated affiliates	$(2,625)	$(1,417)	$(4,042)	$(608)	$—	$(608)
Depreciation and amortization	3,298	451	3,749	3,988	—	3,988

FFO Contribution	$673	$(966)	$(293)	$3,380	$—	$3,380

Debt	Interest Rate	Spread over LIBOR	Loan Amount	Maturity (b)
Hotel del Coronado
CMBS Mortgage and Mezzanine	5.8% (a)	480 bp (a)	$425,000	March 2016

Cash and cash equivalents			(17,720)

Net Debt			$407,280

Fairmont Scottdale Princess
CMBS Mortgage	0.55%	36 bp	$133,000	April 2015

Cash and cash equivalents			(2,515)

Net Debt			$130,485

Caps	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
Hotel del Coronado
CMBS Mortgage and Mezzanine Loan Caps	February 2011	2.00%	$425,000	February 2013
CMBS Mortgage and Mezzanine Loan Caps	February 2013	2.50%	$425,000	March 2013

Fairmont Scottsdale Princess
CMBS Mortgage Loan Cap	June 2011	4.00%	$133,000	December 2013

(a)	Subject to a 1% LIBOR floor.
(b)	Includes extension options.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Paris Marriott (a):
Property EBITDA	$206	$5,670	$3,455	$9,075
Revenue (b)	$206	$5,670	$3,455	$9,075

Lease expense	(223)	(2,793)	(3,274)	(5,839)
Less: Deferred gain on sale-leaseback	(62)	(1,068)	(1,214)	(2,233)

Adjusted lease expense	(285)	(3,861)	(4,488)	(8,072)

EBITDA contribution from leasehold	$(79)	$1,809	$(1,033)	$1,003

Marriott Hamburg:
Property EBITDA	$1,844	$1,356	$3,300	$2,750
Revenue (b)	$1,277	$1,088	$2,492	$2,275

Lease expense	(1,257)	(1,095)	(2,453)	(2,290)
Less: Deferred gain on sale-leaseback	(56)	(49)	(109)	(103)

Adjusted lease expense	(1,313)	(1,144)	(2,562)	(2,393)

EBITDA contribution from leasehold	$(36)	$(56)	$(70)	$(118)

Total Leaseholds:
Property EBITDA	$2,050	$7,026	$6,755	$11,825
Revenue (b)	$1,483	$6,758	$5,947	$11,350

Lease expense	(1,480)	(3,888)	(5,727)	(8,129)
Less: Deferred gain on sale-leasebacks	(118)	(1,117)	(1,323)	(2,336)

Adjusted lease expense	(1,598)	(5,005)	(7,050)	(10,465)

EBITDA contribution from leaseholds	$(115)	$1,753	$(1,103)	$885

Security Deposits (c):	June 30, 2011	December 31, 2010
Paris Marriott	$—	$14,459
Marriott Hamburg	2,755	2,540

Total	$2,755	$16,999

(a)	On April 6, 2011, we sold our leasehold interest in the Paris Marriott. The results of operations for the Paris Marriott have been classified as discontinued operations for all periods presented.
(b)	For the three and six months ended June 30, 2011 and 2010, Revenue for the Paris Marriott represents Property EBITDA. For the three and six months ended June 30, 2011 and 2010, Revenue for the Marriott Hamburg represents lease revenue.
(c)	The security deposits are recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO - Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.

EBITDA represents net income (or loss) attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock and includes preferred dividends. We believe this treatment of noncontrolling interests provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated affiliates. We also present FFO - Fully Diluted, which is FFO plus income or loss on income attributable to redeemable noncontrolling interests in our operating partnership. We also present Comparable FFO, which is FFO - Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and other non-cash charges, such as the Value Creation Plan expense. We believe that the presentation of FFO, FFO - Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net income (or loss) or operating performance. FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (or loss) attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO - Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (or loss) attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Income (Loss) Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss) attributable to SHR common shareholders	$39,538	$(47,410)	$4,131	$(87,701)
Depreciation and amortization - continuing operations	30,091	31,943	60,696	65,986
Depreciation and amortization - discontinued operations	—	1,740	—	3,554
Interest expense - continuing operations	25,762	24,864	45,310	46,370
Interest expense - discontinued operations	—	2,152	—	5,338
Income taxes - continuing operations	1,060	1,065	(588)	228
Income taxes - discontinued operations	20	348	379	407
Noncontrolling interests	224	(245)	86	(687)
Adjustments from consolidated affiliates	(2,854)	(2,136)	(4,183)	(3,618)
Adjustments from unconsolidated affiliates	5,241	4,156	9,131	7,558
Preferred shareholder dividends	7,722	7,722	15,443	15,443

EBITDA	106,804	24,199	130,405	52,878
Realized portion of deferred gain on sale-leaseback - continuing operations	(56)	(49)	(109)	(103)
Realized portion of deferred gain on sale-leaseback - discontinued operations	(62)	(1,068)	(1,214)	(2,233)
Gain on sale of assets - continuing operations	—	—	(2,640)	—
Gain on sale of assets - discontinued operations	(100,951)	(1,849)	(100,965)	(1,237)
Loss on early extinguishment of debt	838	886	838	886
Loss on early termination of derivative financial instruments	29,242	18,263	29,242	18,263
Foreign currency exchange (gain) loss - continuing operations (a)	(147)	811	(286)	1,262
Foreign currency exchange loss (gain) - discontinued operations (a)	7	(6,067)	(51)	(12,586)
Adjustment for Value Creation Plan	6,818	2,521	15,999	3,027

Comparable EBITDA	$42,493	$37,647	$71,219	$60,157

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net Income (Loss) Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO - Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Net income (loss) attributable to SHR common shareholders	$39,538	$(47,410)	$4,131	$(87,701)
Depreciation and amortization - continuing operations	30,091	31,943	60,696	65,986
Depreciation and amortization - discontinued operations	—	1,740	—	3,554
Corporate depreciation	(290)	(306)	(589)	(610)
Gain on sale of assets - continuing operations	—	—	(2,640)	—
Gain on sale of assets - discontinued operations	(100,951)	(1,849)	(100,965)	(1,237)
Realized portion of deferred gain on sale-leaseback - continuing operations	(56)	(49)	(109)	(103)
Realized portion of deferred gain on sale-leaseback - discontinued operations	(62)	(1,068)	(1,214)	(2,233)
Deferred tax expense on realized portion of deferred gain on sale-leasebacks	20	333	379	696
Noncontrolling interests adjustments	(149)	(227)	(306)	(707)
Adjustments from consolidated affiliates	(1,598)	(1,336)	(3,159)	(3,302)
Adjustments from unconsolidated affiliates	2,414	2,048	4,253	4,052

FFO	(31,043)	(16,181)	(39,523)	(21,605)
Redeemable noncontrolling interests	373	(18)	392	20

FFO - Fully Diluted	(30,670)	(16,199)	(39,131)	(21,585)
Non-cash mark to market of interest rate swaps	2,733	4,181	(1,633)	4,181
Loss on early extinguishment of debt	838	886	838	886
Loss on early termination of derivative financial instruments	29,242	18,263	29,242	18,263
Foreign currency exchange (gain) loss - continuing operations (a)	(147)	811	(286)	1,262
Foreign currency exchange loss (gain), net of tax - discontinued operations (a)	7	(6,074)	(51)	(12,600)
Adjustment for Value Creation Plan	6,818	2,521	15,999	3,027

Comparable FFO	$8,821	$4,389	$4,978	$(6,566)

Comparable FFO per diluted share	$0.05	$0.04	$0.03	$(0.07)

Weighted average diluted shares	178,488	113,174	169,379	93,706

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity
InterContinental Chicago	1.25%	106 bp		$121,000	October 2011
InterContinental Miami	0.92%	73 bp		90,000	October 2011
Loews Santa Monica Beach Hotel	0.82%	63 bp		118,250	March 2012
Hyatt Regency La Jolla	1.19%	100 bp		97,500	September 2012
North Beach Venture	5.00%	Fixed		1,476	January 2013
Marriott London Grosvenor Square (b)	1.93%	110 bp	(b)	119,034	October 2013
Bank credit facility	3.19%	300 bp		127,500	June 2015	(c)
Westin St. Francis	6.09%	Fixed		220,000	June 2017
Fairmont Chicago	6.09%	Fixed		97,750	June 2017

				$992,510

Subsequent to June 30, 2011, we refinanced the InterContinental Chicago, InterContinental Miami, and Loews Santa Monica Beach Hotel mortgage loans. Additionally, we entered into a new mortgage loan secured by the Four Seasons Washington, D.C. The terms of these transactions are shown below:

Debt	Interest Rate	Spread (a)	Loan Amount	Maturity (c)
Four Seasons Washington, D.C.	3.34%	315 bp	$130,000	July 2016
Loews Santa Monica Beach Hotel	4.04%	385 bp	110,000	July 2018
InterContinental Miami	3.69%	350 bp	85,000	July 2018
InterContinental Chicago	5.61%	Fixed	145,000	August 2021

			$470,000

(a)	Spread over LIBOR (0.19% at June 30, 2011).
(b)	Principal balance of £74,160,000 at June 30, 2011. Spread over three-month GBP LIBOR (0.83% at June 30, 2011).
(c)	Includes extension options.

Domestic and European Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
February 2010	4.90%	$100,000	September 2014
February 2010	4.96%	100,000	December 2014
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

	5.09%	$400,000

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£74,160	October 2013

Future scheduled debt principal payments are as follows:

Years ending December 31,	June 30, 2011 Amount	June 30, 2011 Pro Forma Amount
2011 (remainder)	$212,653	$1,653
2012	227,454	109,203
2013	124,473	126,417
2014	9,481	13,872
2015	137,575	142,546
Thereafter	280,874	739,569

	$992,510	$1,133,260

Percent of fixed rate debt including U.S. and European swaps (d)	86.8%
Weighted average interest rate including U.S. and European swaps (d)(e)	6.39%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year) (d)	5.21

(d)	Includes the mortgage refinancings and new mortgage loan subsequent to June 30, 2011.

(e)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.